UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2016

ART’S-WAY MANUFACTURING CO., INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-05131	42-0920725
(Commission File Number)	(IRS Employer
Identification No.)
5556 Highway 9 Armstrong, Iowa 50514
(Address of principal executive offices) (Zip Code)

(712) 864-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 29, 2016, the Board of Directors of Art’s-Way Manufacturing Co., Inc. (the “Company”) approved an increase in the number of directors from five to six and elected David A. White as a director, effective December 1, 2016. The Board of Directors expects to determine Mr. White’s committee appointments in the near future.

Mr. White has been a General Partner of First Call Services LLC, a private holding company and advisory firm since May 2012. He serves on the boards of directors for Ag Growth International Inc., a Toronto Stock Exchange farm equipment manufacturer, and Sunrise Transportation Holdings LLC, a privately-held US company. Mr. White has held a number of senior financial and operating positions with John Labatt Limited, Lawson Mardon Group Inc., and Laidlaw Inc., and most recently was Chief Executive Officer of TransCare Inc., a medical transportation company, from 2008 through April 2012, and President and Chief Operating Officer of Student Transportation of America, a TSX-listed company, from 2005-2007. Mr. White has been a Canadian Charted Accountant since 1978, he holds a BA from the University of Western Ontario, an MBA from the University of Toronto and in 2013 received the ICD.D designation from the Institute of Corporate Directors.

Mr. White was not elected to the Board of Directors pursuant to any arrangement or understanding between him and any other person, and Mr. White does not have any family relationships with any directors or executive officers of the Company. Neither Mr. White nor any of his immediate family members (as that term is defined under Item 404(a) of Regulation S-K) has had a direct or indirect material interest in any transaction with the Company since the beginning of the Company’s last fiscal year, nor is any such transaction currently proposed, that would be reportable under Item 404(a) of Regulation S-K. In connection with his service as a director, Mr. White will participate in the Company’s standard director compensation arrangements. Accordingly, for fiscal 2017, Mr. White will receive an annual retainer of $30,000 for his Board and Committee service, voluntarily reduced by 20% in conformity with other current directors, paid quarterly. Mr. White will also be reimbursed for out-of-pocket expenses relating to attendance at board meetings his performance as a director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 30, 2016

ART’S-WAY MANUFACTURING CO., INC.

/s/ Amber J. Murra
Amber J. Murra
Chief Financial Officer